EXHIBT A

FILING AGREEMENT DATED TO BE EFFECTIVE NOVEMBER 5, 2020

REGARDING JOINT FILING OF SCHEDULE 13D/A-12

The undersigned hereby agree that:

(i)Each is eligible to use the Schedule 13D/A-12 attached hereto;

(ii)The attached Schedule 13D/A-12 is filed on behalf of each of the undersigned; and

(iii)Each of the undersigned is responsible for the timely filing of such Schedule 13D/A-12 and any amendments thereto, and for the completeness and accuracy of the information therein concerning itself; but none of them is responsible for the completeness and accuracy if the information concerning the other persons making the filing, unless it knows or has reason to believe that such information is inaccurate.

Sentient Global Resources Fund III, L.P.

    By: Sentient GP III, L.P., General Partner

           By: Sentient Executive GP III, Limited,

                                    General Partner

By:  /s/ Michau de Leeuw

Michau de Leeuw, Director

Date: November 5, 2020

SGRF III Parallel I, L.P. By: Sentient GP III, L.P., General Partner By: Sentient Executive GP III, Limited, General Partner By: /s/ Michau de Leeuw Michau de Leeuw, Director Date: November 5, 2020

Sentient GP III, L.P.

By:   /s/ Michau de Leeuw

Michau de Leeuw, Director

Date: November 5, 2020

Sentient Executive GP III, Limited

By:  /s/ Michau de Leeuw

Michau de Leeuw, Director

Date: November 5, 2020

Sentient Executive GP IV, Limited By: /s/ Michau de Leeuw Michau de Leeuw, Director Date: November 5, 2020 Sentient GP IV, L.P. By: /s/ Michau de Leeuw Michau de Leeuw, Director Date: November 5, 2020

Sentient Global Resources Fund IV, L.P.

   By: Sentient GP IV, L.P.,

             its General Partner

        By:  Sentient Executive GP IV, Limited,

             its General Partner

By: /s/ Michau de Leeuw

Michau de Leeuw, Director

Date: November 5, 2020